
<ARTICLE>5
<LEGEND>This schedule contains summary financial information extracted from the Registrant's audited financial statements for the six months ended June 30, 1998 and is qualified in its entirety by reference to those financial statements.
</LEGEND>
<CIK>0001060755
<NAME> RIDGEWOOD ELECTRIC POWER TRUST V

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                      58,216,870
<SECURITIES>                                13,939,195<F1>
<RECEIVABLES>                                  189,298<F2>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            58,766,556
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              73,763,406
<CURRENT-LIABILITIES>                          624,482<F2>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  73,138,924<F4>
<TOTAL-LIABILITY-AND-EQUITY>                73,763,406
<SALES>                                              0
<TOTAL-REVENUES>                             1,977,580<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,081,458
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                896,122
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            896,122
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   896,122
<EPS-PRIMARY>                                      943
<EPS-DILUTED>                                      943

<F1>Investment in power project partnership and limited liability company accounted for on equity basis.
<F2>Due from affiliates.
<F3>Includes $606,413 due to affiliates.
<F4>Represents Investor Shares of beneficial interest in Trust with capital accounts of $73,183,407 less managing shareholder's accumulated deficit of $44,483.
<F5>Is net of $1,601,073 of interest income, $687,540 of income from hydroelectric projects and a $311,033 loss from biomass projects.

